EXHIBIT 13

ANNUAL REPORT

Pursuant to Rule 15c2 (11)(a)(5) For

INOLIFE TECHNOLOGIES, INC.

FOR THE YEAR ENDED MARCH 31, 2015

Dated: July 29, 2016

All information contained in this Information and Disclosure Statement has been compiled to fulfill the disclosure requirements of Rule 15c2-11 (a)(5) promulgated under the Securities and Exchange Act of 1934, as amended. The enumerated captions contained herein correspond to the sequential format as set forth in the rule.

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INOLIFE TECHNOLOGIES INC.

ANNUAL REPORT

All information contained in this Annual Report has been compiled to fulfill the disclosure requirements of Rule 15c2-11 (a)(5) promulgated under the Securities and Exchange Act of 1934, as amended. The enumerated captions contained herein correspond to the sequential format as set forth in the rule.

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained herein in connection with the Issuer. Any representations not contained herein must not be relied upon as having been made or authorized by the Issuer.

Delivery of this information does not imply that the information contained herein is correct as of any time subsequent to the date of this Issuers Quarterly Report.

ITEM 1. THE EXACT NAME OF THE ISSUER AND ITS PREDECESSORS

The exact name of the Issuer is:

INOLIFE TECHNOLOGIES Inc. (hereinafter referred to as "INOLIFE TECHNOLOGIES", "INOL", "Issuer" or "Company").

Predecessor entities since inception and dates of name changes:

•	InoLife Technologies, Inc. since 1-2010
•	Formerly=NexxNow, Inc. until 1-2010
•	Formerly=Centale, Inc. until 6-2008
•	Acquired=4-25-08 the outstanding capital stock of NexxNow China, Inc. (DE) for 43 million common shares of the company

ITEM 2. ADDRESS OF THE ISSUER'S P RINCIP AL EXECUTIVE OFFICES

Company Headquarters:

•	Address: 300 Spectrum Center Drive

Suite 400

Irvine, CA 92618

•	Website: www.inolifetech.com
•	Phone: 1-866-834-3777
Email: info@inolife.net

Investor Relations Firm: None

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ITEM 3. SECURITY INFORMATION

Trading symbol

The Company's trading symbol is INOL.

T he Company's CUS IP

The Company's CUSIP is 45776Y 300

Par or Stated Value:

The Company's Common Stock has $0.00001 par value.

Shares Authorized and Outstanding

As of the date of this Report, the Issuer has six classes of securities; one class of Common Stock and five classes of Preferred Stock.

The Company is authorized is five billion (5,000,000,000) of Common Stock at a par value of $0.00001 with 1,317,570,492 issued and outstanding as of March 31, 2015.

The Company is authorized ten (10) Preferred Class A Shares at a par value of $0.00001 with zero (0) issued and outstanding as of March 31, 2015.

The Company is authorized fifty million (50,000,000) Preferred Class B Shares at a par value of $0.00001 with forty-nine million, six-hundred and eighty-eight thousand, eight-hundred and eighty (49,658,880) shares issued and outstanding as of March 31, 2015.

The Company is authorized five hundred and seventy-two (572) Preferred Class C Shares at a par value of $0.00001 with zero (0) issued and outstanding as of March 31, 2015.

The Company is authorized ten million (10,000,000) Preferred Class D Shares at a par value of $0.00001 with ten million (10,000,000) issued and outstanding as of March 31, 2015.

The Company is authorized one (1) Preferred Class E Shares at a par value of $0.00001 with one (1) issued and outstanding as of March 31, 2016.

Transfer Agent:

John Ahearn

Manhattan Transfer Registrar Company

531 Cardens Court

Erie, Co 80516

Phone: (631) 928-7655

Fax: (631) 209-8143 Fax

Toll Free: (877) 645-8691

Email: jahearn@mtrco.com

Web: www.mtrco.com<http://www.mtrco.com/>

*The Company's transfer agent is registered under the Exchange Act.

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Restrictions on the transfer of any security:

None

Describe any trading suspension orders issued by the SEC in the past 12 months:

None

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization eithercurrently anticipated or that occurred within the past 12 months:

The Company is in the process of completing a business combination with a company who manufactures and distributes needless injectors. Pursuant to the terms of the combination, the Company will need to complete a thirty thousand (30,000) to one (1) stock reverse. Along with other conditions as defined in the agreement. The reverse was approved by the board of directors and majority of shareholders and has been presented for approval by the Financial Industry Regulatory Authority, Inc. ("FINRA").

ITEM 4. ISSUANCE HISTORY

Events by the Issuer Resulting in Changes in Total Outstanding Shares for the Past Two Fiscal Years:

To the best knowledge of the present management of the Company, the list identified below identifies all events, in chronological order, that resulted in changes in total shares outstanding by the Company (1) within the two-year period ending on the last day of the Company's most recent fiscal year and (2) since the last day of the Company's most recent fiscal year.

During the year ended March 31, 2015, the Company issued an aggregate of 0 shares of restricted common stock to its shareholders.

ITEM 5. FINANCIAL STATEMENTS

Audited financial statements for the year ended March 31, 2015, are included herein. The numbers contained in this filing are exclusively the accounting numbers for InoLife Technologies, Inc. The financial statements requested pursuant to this item have been prepared in accordance with US GAAP by management and persons with sufficient financial skills.

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INOLIFE TECHNOLOGIES, INC.

ANNUAL REPORT

Fiscal Year Ended March 31, 2015

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Special Note Regarding Forward Looking Statements.

This annual report on INOL Life Technologies, Inc. for the year ended March 31, 2015 contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. To the extent that such statements are not recitations of historical fact, such statements constitute forward looking statements which, by definition involve risks and uncertainties. In particular, statements under the Sections; Description of Business, Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements. Where in any forward looking statements, the Company expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

The following are factors that could cause actual results or events to differ materially from those anticipated, and include but are not limited to: general economic, financial and business conditions; changes in and compliance with governmental regulations; changes in tax laws; and the cost and effects of legal proceedings.

You should not rely on forward looking statements in this annual report. This annual report contains forward looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward looking statements, which apply only as of the date of this annual report. Our actual results could differ materially from those anticipated in these forward-looking statements.

PART I

Item 1. Business

History

InoLife Technologies, Inc. was incorporated under the laws of the State of New York on November 12, 1998 as Safe Harbour Health Care Properties, Ltd. The Company remained dormant until 2004, when one of the Company's shareholders purchased a controlling interest. In February 2004, the Company began its development stage as an internet based marketing company. The Company, as of December 2007 discontinued its internet marketing due to difficulties with service providers and subsequent cancellations by customers. In August 2009, Gary Berthold purchased 35,013,540 shares of the Company's common stock from Kenneth Keller, representing a majority of the outstanding shares. In connection with the purchase, all of the directors and officers of the Company resigned from their positions, after first appointing Mr. Berthold to serve as sole director and sole officer.

Effective September 17, 2009, the Board of Directors of the Company authorized the execution of a share exchange agreement (the "Share Exchange Agreement") with InoVet, Ltd., a Delaware corporation ("InoVet") and the shareholders of InoVet (the "InoVet Shareholders"). In accordance with the terms and provisions of the Share Exchange Agreement, the Company agreed to: (i) acquire all of the issued and outstanding shares of common stock of InoVet from the InoVet Shareholders; and (ii) issue an aggregate of 10,000,000 shares of its restricted common stock to the InoVet Shareholders.

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On July 7, 2011, the Company had acquired 100% of the issued and outstanding shares of Stemtide Inc. in exchange for 50,000,000 shares of common stock of the Company, the assumption of certain outstanding liabilities, and contingent residual payments of 10% of the gross profits derived from the sale of Stemtide Inc.'s age-reversing products. The 50,000,000 shares of common stock were issued upon consummation of the agreement. The principal asset of Stemtide Inc. that was acquired was the manufacturing and marketing rights to the Stemtide Age-Reversing Products, throughout the United States, licensed from an affiliate of the principal shareholders of InoLife. These licensing rights were valued at $627,000 based on the Company assuming $572,000 of accounts payable and issuing 50,000,000 shares of common stock valued at $55,000. The Company also issued 572 shares of its Series C Convertible Preferred Stock as securitization against the payment out of future revenues of the $572,000 accounts payable. There were no other assets acquired. The licensing rights were fully impaired at March 31, 2012.

On February 1, 2016, InoLife Technologies, Inc., a New York corporation (the "Registrant" or "Company"), entered into a Definitive Merger Agreement ("Agreement") with 8687544 Canada, Inc. ("8687544"), pursuant to which the Registrant has agreed to issue 8687544 thirty million shares of common stock, after a thirty thousand to one (30,000 to 1) Reverse split of the Registrant's existing issued and outstanding shares, in consideration for 8687544's rights title and interest to a needle free injector system. Including the following rights and assets:

A. Design, Specifications and Intellectual Properties of the Needle Free Injector System 505 (for Injection of 0.5ml, both reusable and disposable), and One30 (a disposable injection of 0.3).B. Regulatory Approvals for the Needle Free Injector (FDA, Health Canada and European). FDA

Version Number M GBA EN FR R01 1209SFR C. Any and all marketing materials, presentation, clinical trials, research. Including brand name use. D. Any and All Global Rights and Ownership to the Needle Free Injector System and technology referred to as Injex and or its equivalent Generic IP, including but not limited to its designs, its technical know- how, and trade secrets.

General

We are a development stage service-based healthcare product marketing company. The principal users of our products that we target include Healthcare Providers including Physicians, hospitals, and outpatient facilities, in addition to individuals with a direct need for the solutions we provide. We will be marketing and distributing our products to a wide variety of end-users through both direct sales over the internet and through healthcare providers, as well as through distributors and retail sites including pharmacies and department stores.

InoLife Technologies, Inc. is currently organized to address a specific market: The Human Healthcare Market.

Research and Development

The Company currently does not engage in any research or development.

Competition

The markets in which we anticipate competing include successful and well-capitalized competitors that vary in size and scope. The majority of our competitors are more established, benefit from greater name recognition and have substantially greater resources than us. Moreover, we could face additional competition as other established and emerging companies enter the market and new products and technologies are introduced. Increased competition could result in price reductions, fewer customers, reduced gross margins and loss of market share, any of which could materially adversely affect our business, financial condition and operating results. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third-parties, thereby increasing the ability of their products to address the needs of our prospective consumers. While we believe we can differentiate our product from these current and future competitors, focusing on the products' functionality, flexibility, adaptability and features, there can be no assurance that we will be able to compete successfully against current and future competitors. The failure to effectively compete would have a material adverse effect upon our business, financial condition and operating results.

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Government Regulation

The products we intend to market are governed by the FDA in the United States and by comparable agencies in other countries. For most of these products, the regulations require extensive clinical trials and other testing and government review and final approval prior to marketing the product. This procedure is the responsibility of product developers and manufacturers and not our company. Any failure by the entities that manufacture the products to ultimately market to obtain, or any delay in obtaining, regulatory approvals could adversely affect our ability to market such products.

Intellectual Property

We currently rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of our proprietary information. We currently do not have any trademarks or copyrights.

Employees

We currently have one (1) employee.

Item 1A. Risk Factors

Not applicable to smaller reporting companies. However, certain material risk factors are described under "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

Item 1B. Unresolved Staff Comments

NONE

Item 2. Properties

We currently are not renting any office space. The company is currently operating out of office space owned by its officers and directors. The Company is not being charged any monthly fee for the office space. The company believes that the current office space is adequate for conducting the business of the company.

Item 3. Legal Proceedings

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against us or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

Item 4. Mine safety disclosures

Not Applicable

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PART II.

Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is quoted on the OTCBB under the symbol "INOL." The following table sets forth the high and low closing prices for our common stock for each quarter during the last two fiscal years. The prices reported below reflect inter-dealer prices and are without adjustments for retail markups, markdowns or commissions, and may not necessarily represent actual transactions. The closing price of our common stock on March 29, 2016 was $0.0001.

As of March 31, 2015, we had approximately 157 holders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, that our Board of Directors may deem relevant.

Recent Sales of Unregistered Securities

NONE

Item 6. Selected Financial Data

Not applicable to smaller reporting companies.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this report. The management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Forward-Looking Statements: No Assurances Intended

In addition to historical information, this report contains forward-looking statements, which are generally identifiable by use of the words" believes," "expects," "intends," "anticipates," "plans to," "estimates," "projects," or similar expressions. These forward-looking statements represent Management's belief as to the future of the Company. Whether those beliefs become reality will depend on many factors that are not under management's control. Many risks and uncertainties exist that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Critical Accounting Policies

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance in the presentation of our financial position, results of operations and cash flows. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.

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Use Of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations for the years ended March 31, 2015 and March 31, 2014

InoLife Technologies, Inc. (The Company) was organized as of June 17, 2009. As a result of our continued lack of funds, our operations are very limited. Due to the limited operations the results of operations for the year ended March 31, 2015 and 2014 are not comparable.

Revenues

As a result of our limited operations and development stage, we have not yet begun to realize revenue during the years ended March 31, 2015 and 2014.

Operating Expenses

Total Operating Expenses. Substantially all our operating expense have been for professional services to various consultants. The majority of the consultants are being paid through the issuance of common stock. Such consulting services include, but are not limited to accounting, legal, business development, SEC reporting, investor relations and mergers and acquisitions. Our executive officers received no shares of common stock for their services during the year ended March 31, 2015. The common stock was issued at the markets closing price on the day of issuance.

We realized a net loss of approximately $855,962 and $2,452,000 for the years ended March 31, 2015 and 2014, respectively.

Financial Condition

Total Assets. Total assets at March 31, 2015 and 2014 were substantially $100 and $3, respectively.

Total Liabilities. Total liabilities at March 31, 2015 and 2014 were $3,281,953 and $2,853,464, respectively. Total liabilities at March 31, 2015 mainly consist of accrued liabilities of $1,604,867; account payables of $801,875; convertible notes payable of $568, 252; and the $228,000 fair value of the derivative liability related to the conversion features on the convertible debentures.

Liquidity

Liquidity and Capital Resources

At March 31, 2015 we had substantially no cash position. Since we initiated our business operations in 2009, our operations have been funded primarily by the private sale of equity and debt to investors and issuance of shares in exchange for services.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of approximately $855,962 for the year ended March 31, 2015 and $2,452,044 for the year ended March 31, 2014. Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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We are presently not able to meet our obligations as they come due. At March 31, 2015 we had minimal assets and working capital deficit of approximately $3,281,853. Our working capital deficit is due to the results of operations.

Net cash (used in)/provided by operating activities was insignificant for the years ended March 31, 2015 and 2014.

There was not any net cash provided by investing activities for the years ended March 31, 2015 and 2014.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing. However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. Our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company's securities after the completion of this offering. We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933. See "Note 2 – Going Concern" in our financial statements for additional information as to the possibility that we may not be able to continue as a "going concern."

We are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material changes to our liquidity.

Capital Resources

We have no material commitments for capital expenditures as of March 31, 2015. Plan of Operation

The plan of operation of the Company for the next twelve months is centered on two main goals. First, the Company currently intends to identify, develop and market multi-faceted, human diagnostic product lines marketed towards both potential professional medical and retail customers. Based upon the Company's recent execution of a Strategic Alliance Agreement with InoHealth Products, Inc., the Company currently markets product lines that pertain to human genetic DNA testing. Aligned with the Company's plan, the Company acquired Stemtide Inc. on July 7, 2012. The Company acquired Stemtide Inc. for their ability to manufacture and market various products that may potentially be developed from revolutionary patent pending formulas for activation of endogenous stem cells for multiple uses including age reversal, follicle growth stimulation, skin repair, and acne formula. The initial product consideration planned is to be the aging product.

The Company currently has limited financial resources available. The Company's continued existence is strongly dependent upon its ability to raise capital and to successfully develop, market and sell its products. The Company plans to raise working capital through equity and/or debt offerings and future profitable operations. However, the Company does not presently have any assurances that such additional capital is, or will be available. There is a limited financial history of operations from which to evaluate our future prospects, including our ability to develop a wide base of customers for our products and services. We may encounter unanticipated problems, expenses and delays in marketing our products and services and securing additional customers. If we are not successful in developing a broad enough market for our products and services, our ability to generate sufficient revenue to sustain our operations would be adversely affected.

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We require additional financing and our inability to raise additional capital on acceptable terms in the future may have a material adverse effect on our business and financial condition.

We do not have sufficient operating capital to fund our operations for the next 12 months and must raise that capital through loans and/or sales of our common stock. There is no guarantee that we will be able to do so. Failure to do so could cause us to have to cut operations and delay development and introduction of our products.

Because we have a limited operating history to evaluate our company and are implementing a new business model, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by a new company.

Since we have a limited operating history we cannot assure you that our business will generate revenues or be profitable. Early stage companies often are unsuccessful and encounter unanticipated expenses and difficulties, investors should consider this risk in determining whether to purchase or sell our common stock.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock that may make it difficult to complete some corporate transactions without their support and may prevent a change in control. As of March 31, 2015, one director and executive officer, beneficially owns approximately 62,000,332 shares of our common stock and 49,079,160 shares of our Series B Convertible Preferred Stock. The above-described significant stockholder will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Item 7A. Quantitative and Qualitative Disclosure about Market Risk

Because we are a Smaller Reporting Company, we are not required to provide the information required by this item.

Item 8. Financial Statements and Supplementary Data

The report of the independent registered public accounting firm and the financial statements listed on the accompanying this report are filed as part of this report and incorporated herein by reference.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

This report is audited, however, on March 17, 2016 the Registrant engaged Thayer O'Neal CPAs the Company's new independent registered public accounting firm. The appointment of Thayer O'Neal was approved by the Board of Directors of InoLife Technologies, Inc. Neither the Company, nor any person on behalf of the Company, consulted with Thayer O'Neal to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304 (a)(2) of Regulation S-K during the two most recent fiscal years and subsequent interim period through the engagement of Thayer O'Neal.

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Item 9A. Controls and Procedures

(a) Management's Annual Report on Internal Control over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is a process designed under the supervision of the Company's Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company's financial statements for external purposes in accordance with the U.S. generally accepted accounting principles.

As of March 31, 2015, through the use of external consultants and the review process, management believes that the financial statements and other information presented herewith are materially correct.

The management including its Chief Executive Officer and Chief Financial Officer, our sole officer, does not expect that its disclosure controls and procedures, or its internal controls will prevent all error and all fraud. A control system no matter how well conceived and operated, can provide only reasonable not absolute assurance that the objectives of the control system are met. Further, the design of control system must reflect the fact that there are resource constraints, and the benefit of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any within the Company have been detected.

Material weaknesses identified by management included: accounting personnel who did not possess adequate understanding of GAAP, which lead to restatements of prior years; inadequate segregation of duties consistent with control objectives and affecting the functions of authorization, recordkeeping, custody of assets, and reconciliation; and, management dominated by a single individual without adequate compensating controls. Additional material weaknesses were: lack of an audit committee and audit committee financial expert; lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures.

Management's Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us. And, we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We will work as quickly as possible to implement these initiatives; however, the lack of adequate working capital and positive cash flow from operations will likely slow this implementation.

Change in internal controls

We have not made any significant changes to our internal controls subsequent to the Evaluation Date. We have not identified any significant deficiencies or material weaknesses or other factors other than those specified above that could significantly affect these controls, and therefore, no corrective action was taken.

Item 9B. Other Information

NONE

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PART III

Item 10. Directors, Executive Officers and Corporate Governance Directors and Executive Officers

As of March 31, 2015, the current directors and executive officers of InoLife who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

Name	Age	Position

Dr. John Oda 300 Spectrum Drive Irvine California	52	CEO, Director

Dr. John Oda

Chief Executive Officer, Chief Financial Officer, Director

Legal Proceedings

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions. Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert. We expect to form such a committee composed of our non-employee directors. We may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to our ability to locate and compensate such a person. Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our actual and potential businesses prospects as members of our board of directors. Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be undertaken in furtherance of our business and they intend to conduct a comprehensive accounting financial analysis of the Company's business.

Item 11. Executive Compensation

The following table sets forth information concerning annual and long-term compensation provided to our Chief Executive Officer and each of the Company's other most highly compensated executive officers who were serving as executive officers at March 31, 2012. The following table sets forth all compensation awarded to, earned by, or paid by InoLife Technologies Inc.

Summary Compensation Table for the Fiscal Years Ended March 31, 2015 and March 31, 2014

Executive	Fiscal Year	Salary/Consulting Fees		Bonus	Stock Awards	Total Compensation
Gary Berthold (former CEO)	2015	$310,000		--	--	$310,000
6040 A Six Forks Rd Raleigh NC 27609	2014	284,167	(1)			284,167

______________

(1)  Excludes 30 shares of Series B convertible preferred stock issued to each employee. See discussion of employment agreements below.

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Option Grants to Our Named Executive Officers

No options have been granted to our named executive officers during the last two fiscal years.

Employment Agreements with Our Named Executive Officers

On April 30, 2011, the Company entered into executive employment agreement with Gary Berthold and Sharon Berthold (each an "Employee" and collectively, the "Employees"). Under the terms of the executive employment agreements, Mr. Berthold has agreed to serve as our chairman of the board of directors, president and chief executive officer on an at-will basis and Mrs. Berthold has agreed to serve on our board of directors and as executive vice president on an at-will basis. These agreements have now been terminated and no further consideration is due.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of common stock beneficially owned as of March 31, 2015 by (i) those persons or groups known to us to beneficially own more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares and the address of each person is c/o InoLife Technologies, Inc., 8601 Six Forks Road, Suite 400, Raleigh, North Carolina 27615. Applicable percentage ownership is based on 265,319,652 shares of common stock outstanding as of March 31, 2014, together with securities exercisable or convertible into shares of common stock within 60 days of March 31, 2014 for each stockholder. Shares of common stock that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial shareholder	Amount	Percentage

Candace A. Trumbull	300,000,000	19.67%

Item 13. Certain Relationships and Related Transactions, and Director Independence

On July 1, 2010, the Company entered into a Joint Venture Agreement with InoHealth Products Inc. InoHealth Products is owned by our CEO, Gary Berthold. InoHealth sublicenses to us the products we sell. Pursuant to the terms of the agreement, the Company granted InoHealth Products a license to market, sell and distribute products. The products may be marketed, sold and distributed throughout the United States. The Company has agreed to pay InoHealth Products a royalty fee based on the sale of such products. The initial term of the agreement expired on or about March 31, 2012 and automatically renews on an annual basis provided that neither party provides the other with at least 60-days advance prior written notice of termination.

Director Independence

None of the members of our Board of Directors is independent, as "independent" is defined in the rules of the NASDAQ Capital Market.

Item 14. Principal Accounting Fees and Services

	2015	2014
Audit fees	$0	40,000
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-

The Company does not currently have an audit committee. The normal functions of the audit committee are handled by the board of directors, which consists of our sole director only.

15

PART IV

16

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INOLIFE TECHNOLOGIES, INC.

Dated: July 29, 2016	By:	/s/ Dr. John Oda
Dr. John Oda
Chief Executive Officer

In accordance with the Exchange Act, this Report has been signed below by the following persons, on behalf of the Registrant and in the capacities and on the dates indicated.

Dated: July 29, 2016	By:	/s/ Janice Gray
Janice Gray
Interim Chief Financial Officer

17

INOLIFE TECHNOLOGIES, INC.

(A Development Stage Entity)

FINANCIAL STATEMENTS

18

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of InoLife Technologies, Inc.

We have audited the accompanying consolidated balance sheets of InoLife Technologies, Inc. (the "Company") as of March 31, 2015 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InoLife Technologies, Inc.as of March 31, 2015 and the results of its operations, stockholders' equity, and cash flows for the year then ended, in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Thayer O'Neal Company, LLC

Thayer O'Neal Company LLC

Sugar Land, Texas

July 18, 2016

19

INOLIFE TECHNOLOGIES, INC.

Consolidated Balance Sheets

March 31, 2015 and 2014

	2015	2014

ASSET

Cash and Cash Equivalents	$100	$3
Total Current Assets	100	3
TOTAL ASSETS	$100	$3

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
Accounts payable	$801,876	$787,675
Derivative Liability	308,110	228,000
Accrued Salaries	954,756	737,288
Accrued employer taxes	421,888	280,149
Accrued interest	228,223	190,365
Note payable, related party	78,958	78,959
Convertible notes payable	633,416	551,028
Total Current Liabilities	3,427,227	2,853,464
TOTAL LIABILITIES	3,427,227	2,853,464
COMMITMENTS AND CONTINGENCIES
Stockholders' Equity (Deficit)
Preferred Stock - Series A, 10 authorized; par value $0.00001 per share, -0-and-0-issuedandoutstanding,respectively
Preferred Stock - Series B: 50,000,000 authorized; par value $0.00001 per share, 49,658,880 issued and outstanding	497
Preferred Stock - Series C: 572 authorized; par value $0.00001 per share, -0-and-0-issuedandoutstanding	-	-
Preferred Stock - Series D: 10,000,000 authorized; $0.00001 par value 10,000,000 issued and outstanding	100	1
Preferred Stock - Series E: 1 authorized; $0.00001 par value1 issued and outstanding
Common Stock: 5,000,000,000 authorized; $0.00001 par value 1,317,570,492 issued and outstanding	13,176	2,653
Additional Paid in Capital	7,748,730	7,330,423
Accumulated deficit during development stage	(11,189,630)	(10,186,538)
Total Stockholders' Equity (Deficit)	(3,427,127)	(2,853,461)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$100	$3

The accompanying notes are an integral part of these financial statements

20

 INOLIFE TECHNOLOGIES, INC.

Consolidated Statements of Operations

For the Year Ended March 31, 2015 and 2014

	2015	2014
Operating expenses
Professional fees	$228,174	$2,026,448
Management fees	630,383	491,674
Selling, general and administrative expense	28,211	47,416
Total operating expenses	886,748	2,565,538
Loss from operations	(886,748)	(2,565,538)
Other income (expense)
Interest expenses	(37,858)	(80,545)
Gain on debt forgiveness	-	42,484
Other income	-	14,211
Change in fair value of derivative	(80,110)	137,344
Net loss	$(1,004,736)	$(2,452,044)
Basic and diluted loss per shares	$(0.00)	$(0.01)
Weighted average number of shares outstanding	292,181,562	201,210,848

The accompanying notes are an integral part of these financial statements

21

INOLIFE TECHNOLOGIES, INC.

Consolidated Statements of Cash Flow

For the Years Ended March 31, 2015 and 2014

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,004,736)	$(2,452,044)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Changes in Assets and Liabilities:
Change in fair value of derivative	80,110	(137,344)
Gain on debt forgiveness		(42,484)
Common Stock issues in exchange for services	423,877	1,918,379
Preferred stock issued for services	3,593	-
Beneficial conversion feature related to issuance of convertible debentures		20,000
(Increase) Decrease in Other Receivables and Prepayments		53,750
Increase (Decrease) in Account Payable	423,161	21,035
Increase (Decrease) in Accrued Liabilities	56,768	560,091
Increase Due to Related Parties		14,798
Increase in Accrued Interest included in notes payable	17,224	43,822
Net cash provided by (used for) Operating Activities	(3)	3
CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution from officers	100	-
Net cash provided by (used for) Financing Activities	100	-
Net increase (decrease) in Cash	97	3
Cash at the beginning of the Period	3	-
Cash at the end of the Period	$100	$3
SUPPLEMENTAL CASH FLOW INFORMATION:
Common Stock issued for services	$423,877	$1,918,379
Preferred stock issued for services	$3,593	$-

The accompanying notes are an integral part of these financial statements

22

INOLIFE TECHNOLOGIES, INC.

Statement of Changes in Stockholders' Equity

For the Years Ended March 31, 2015 and 2014

	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Par value	Shares	Par value	Capital	Deficit	Equity

Balance at April 1, 2013	73,240,492	733	200,001	8	5,338,645	(7,732,848)	(2,393,759)

Common stock issued for satisfaction of convertible notes	42,000,000	420	-	-	-	53,580	54,000

Common stock issued for services	18,040,000	180	-	-	1,918,198	-	1,918,380

Beneficial conversion feature related to issuance of Convertible Debentures	-	-	-	-	20,000	-	20,000

Conversions of Preferred Stock to Common Stock, Officers (net of retirements)	132,000,000	1,320	(81,120)

Net Loss	-	-	-	-	-	(2,452,044)	(2,452,044)
Balance at March 31, 2014	265,280,492	$2,653	118,881	$1	$7,330,423	$(10,186,538)	$(2,853,461)
Common stock issued to officers for services	-	-	-	-	-	-	-
Preferred stock issued to officers for services	-	-	59,000,000	590	-	-	590
Common stock issued for satisfaction of convertible notes payable	512,290,000	5,123	-	-		-	5,123
Common stock issued for services	540,000,000	5,400	-	-	415,210	-	420,610
Preferred stock issued for services			540,000	5	2,997		3,002
Contributions from officers					100		100
Net loss	-	-	-	-	-	(1,004,736)	(1,004,736)
Balance at March 31, 2015	1,317,570,492	$13,176	59,658,881	$597	$7,748,730	$(11,191,274)	$(3,40)

The accompanying notes are an integral part of these financial statements

23

INOLIFE TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015 and 2014

NOTE 1 – THE COMPANY

HISTORY

InoLife Technologies, Inc. was incorporated under the laws of the State of New York on November 12, 1998 as Safe Harbour Health Care Properties, Ltd. During 1999, the Company ceased its operations. The Company remained dormant until 2004, when one of the Company's shareholders purchased a controlling interest. In February 2004, the Company began its development stage as an internet based marketing company. The Company, as of December 2007 discontinued its internet marketing due to difficulties with service providers and subsequent cancellations by customers.

Effective September 17, 2009, the Board of Directors of the Company authorized the execution of a share exchange agreement (the "Share Exchange Agreement") with InoVet, Ltd., a Delaware corporation ("InoVet") and the shareholders of InoVet (the "InoVet Shareholders"). In accordance with the terms and provisions of the Share Exchange Agreement, the Company agreed to: (i) acquire all of the issued and outstanding shares of common stock of InoVet from the InoVet Shareholders; and (ii) issue an aggregate of 10,000,000 shares of its restricted common stock to the InoVet Shareholders.

On July 7, 2011, the Company acquired 100% of the issued and outstanding shares of Stemtide Inc. in exchange for 50,000,000 shares of common stock of the Company, the assumption of certain outstanding liabilities, and contingent residual payments of 10% of the gross profits derived from the sale of Stemtide Inc.'s Age-Reversing Products. The 50,000,000 shares of common stock were issued upon consummation of the agreement. The principal asset of Stemtide Inc. that was acquired was the manufacturing and marketing rights to the Stemtide Age-Reversing Products, throughout the United States, licensed from an affiliate of the principal shareholders of InoLife. These licensing rights were valued at $627,000 based on the Company assuming $572,000 of accounts payable and issuing 50,000,000 shares of common stock valued at $55,000. There were no other assets acquired. Accounts payable as of March 31, 2015 and 2014 include $572,000 of liabilities assumed in this acquisition. In addition, the Company issued 572 Series B Preferred shares as a securitization against the payment of the assumed accounts payable out of future revenues. The Preferred Shares held as security were to be reduced as the accounts payable are paid. The licensing rights were fully impaired at March 31, 2012.

NOTE 2 – GOING CONCERN

As of March 31, 2015, there was doubt as to the company's ability to continue as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

24

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EMERGING GROWTH COMPANY CRITICAL ACCOUNTING POLICY DISCLOSURE

The Company qualifies as an "emerging growth company" under the 2012 JOBS Act. The JOBS Act contains provisions that relax certain requirements for "emerging growth companies". For as long as the Company is an emerging growth company, which may be for up to five years after the first sale of common equity securities pursuant to an effective registration statement under the Securities Act., unlike other public companies, the Company will not be required to: (i) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102 (b)(1) of the JOBS Act; (ii) provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (iii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; or (iv) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise.

As an emerging grown company, the Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company may elect to take advantage of the benefits of this extended transition period in the future.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include time deposits, certificates of deposits and all highly liquid debt instruments with original maturities of three months or less.

The Company maintains cash and cash equivalents at financial institutions, which periodically may exceed federally insured amounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2015.

25

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Under the fair value hierarchy there is a distinguishment between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

·	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

·

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

·	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

IMPAIRMENT OF LONG LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10, "Accounting for the Impairment or Disposal of Long-Lived Assets". The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the discounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

DERIVATIVE FINANCIAL INSTRUMENTS

Fair value accounting requires bifurcation of embedded derivative instruments such as convertible features in convertible debts or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if these is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments, such as warrants, are also valued using the binomial option-pricing model.

DEBT EXTINGUSHMENT, FORGIVENESS OF INDEBTNEDNESS INCOME

The Company maintains non-performing notes payable on its financial statements until such time as the debt has been extinguished. Interest is accrued until extinguishment. Debt extinguishment results from one of the following factors:

1.	A settlement agreement is entered into with the creditor; or

2.	The statute of limitation is exceeded and the Company can obtain a valid judicial extinguishment form a court with authority over the transaction

26

Debt forgiveness income once recognized is credited to other income if the debt was from a non-related party or additional paid-in capital if the debt was form a shareholder. Non-performing convertible notes payable which contain embedded derivatives continue to be evaluated to determine if the conversion feature is clearly and closely associated with the host contract and if so the derivative is valued at each reporting period and presented at fair value.

EARNINGS PER SHARE

Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share include the effects of any outstanding options, warrants and other potentially dilutive securities. For the periods presented, there were no potentially dilutive securities outstanding, therefore basic earnings per share equals diluted earnings per share. Basic and diluted earnings per share ("EPS") are based on weighted-average common shares and excluded shares that would have an anti-dilutive effect. In accordance with ASC 260-10-45-19, the Company did not consider any potential common shares in the computation of diluted EPS as of March 31, 2015 and 2014, due to the loss from continuing operations, as they would have an anti-dilutive effect on EPS.

SHARE BASED COMPENSATION

The Company accounts for share based payments using a fair value based method whereby compensation cost is measured at the grant date based on the value of the services received and is recognized over the service period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued. In calculating this fair value, there are certain assumptions used such as the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense.

INCOME TAXES

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company has had significant operating losses and a valuation allowance is recorded for the entire amount of the deferred tax assets, resulting in no deferred tax assets or liabilities recognized as of March 31, 2015 or March 31, 2014.

The Company accounts for uncertain tax positions according to the provisions of ASC 740. ASC 740 contains a two-step approach for recognizing and measuring uncertain tax positions. Tax positions are evaluated for recognition by determining if the weight of available evidence indicates that it is probable that the position will be sustained on audit, including resolution of related appeals or litigation. Tax benefits are then measured as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

The Company's open tax periods are 2009 through 2015.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board issued Accounting Standards Topic (FAS) 606-10 - Revenue from Contracts with Customers on May 9, 2016. An entity recognizes revenue in accordance with that core principle by applying the following steps

Step 1: Identify the contract(s) with a customer—
Step 2: Identify the performance obligations in the contract
Step 3: Determine the transaction price
Step 4: Allocate the transaction price to the performance obligations in the contract
Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

27

This standard is effective for the Company for periods beginning after December 16, 2018. The Company is currently evaluating the implications of this standard but do not anticipate that it will have any significant impact on reports financial condition or results of operations.

In February 2016, the Financial Accounting Standards Board (FASB) issued its new lease accounting guidance in ASU No. 2016-02, Leases (Topic 842). The amendments in ASU 2016-02 replace Topic 840 Leases with Topic 842 Leases. The amendments in ASU 2016-02 are effective for nonpublic business entities fiscal years beginning after December 15, 2019 Early application is permitted for all public business entities and all nonpublic business entities. The Company is currently evaluating the implications of this standard but do not anticipate that it will have any significant impact on reports financial condition or results of operations.

Management does not believe that any other recently issued accounting standards will significant affect reported financial position or results of operations in future periods.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of March 31, 2015 and 2014 consist of the following:

Description	2015	2014

Lionheart 8% convertible note payable of February 3, 2011 matured February 3, 2012 convertible at $0.00001 per share. This note is delinquent, non-performing, and the creditor is no longer a viable business entity and currently not pursuing repayment	$203,960	$203,960

Longside Ventures and Fairhill Capital Offshore, various convertible notes payable with interest rates ranging from eight percent (8%) to fifteen percent 15%) per annum convertible into common stock at 75% of the lowest closing price for the Company's stock during the 20 trading days prior to notice of conversion from the investor. These notes are delinquent, non-performing, and the creditor is no longer a viable business entity and currently not pursuing repayment	269,468	269,468

Noah Clark 10% convertible note, convertible at $0.00001 per share, released and discharged on July 15, 2016	57,514	-

Just Marketing 10% convertible note convertible at $0.00001 per share	40,000	40,000

Continental Equities, LLC note payable dated May 12, 2011, maturing May 12, 2012 convertible into common at 20% of market as defined in the agreement	37,600	37,600

StarCity Capital, LLC note payable dated March 4, 2013, maturing March 4, 2014 convertible into common at -50% of market as defined in the agreement	24,874

Total convertible notes payable	$633,416	$551,028

28

Lionheart, Longside Ventures and Fairhill Capital Offshore

The first two sets of convertible notes detailed above were funded by a group of related entities known as Lionheart, Longside Ventures and Fairhill Capital Offshore. These notes, the related funding's and conversion features were apparently associated with a penny stock scheme carried out by Edward Bronson as detailed below:

U.S. SECURITIES AND EXCHANGE COMMISSION

Litigation Release No. 22457/August 23, 2012

Securities and Exchange Commission v. Edward Bronson, et al., Case No. 12-CV-6421 (S.D.N.Y.)

SEC Charges New York-Based Firm And Owner In Penny Stock Scheme

The Securities and Exchange Commission today charged a New York-based firm and its owner its owner with conducting a penny stock scheme in which they bought billions of stock shares from small companies and illegally resold those shares in the public market.

The SEC alleges that Edward Bronson and E-Lionheart Associates LLC reaped more than $10 million in unlawful profits from selling shares they bought at deep discounts from approximately 100 penny stock companies. On average, Bronson and E-Lionheart were able to generate sales proceeds that were approximately double the price at which they had acquired the shares. No registration statement was filed or in effect for any of the securities that Bronson and E-Lionheart resold to the investing public, and no valid exemption from the registration requirements of the federal securities laws was available.

"By violating the registration provisions of the securities laws and dumping billions of unregistered shares into the over-the-counter market, Bronson deprived investors of important information about the companies in which they were investing," said Andrew M. Calamari, Acting Director of the SEC's New York Regional Office.

According to the SEC's complaint filed in U.S. District Court for the Southern District of New York, Bronson lives in Ossining, N.Y. E-Lionheart, which also does business under the name Fairhills Capital, is located in White Plains. Acting at Bronson's direction, E-Lionheart personnel systematically "cold called" penny stock companies quoted on the OTC Link to ask if they were interested in obtaining capital. If the company was interested, E-Lionheart personnel would offer to buy stock in the company at a rate that was deeply discounted from the trading price of the company's stock at that time. Typically, Bronson and E-Lionheart immediately began reselling the shares to the investing public through a broker within days of receiving the shares from the company.

Bronson and E-Lionheart purported to rely on an exemption from registration under Rule 504(b)(1)(iii) of Regulation D, which exempts transactions that are in compliance with certain types of state law exemptions. However, no such state law exemptions were applicable to these transactions. Bronson and E-Lionheart claimed to rely on a Delaware state law registration exemption, but the transactions in fact had little or no connection to the state of Delaware. The particular Delaware state law exemption claimed by Bronson and E-Lionheart is not an exemption that meets the specific requirements of Rule 504(b)(1)(iii). As a result, investors purchasing these shares did not have access to all of the information that a registration statement would have provided, including in many instances important information concerning the issuance of millions of new shares by the company to Bronson and E-Lionheart.

The SEC's complaint charges E-Lionheart and Bronson with violating Sections 5(a) and 5(c) of the Securities Act of 1933, and seeks disgorgement of all ill-gotten gains as well as monetary penalties. The SEC also seeks penny stock bars. The complaint also names another entity owned and controlled by Bronson – Fairhills Capital Inc. – as a relief defendant for the purpose of recovering the illegal proceeds it received

The Company's position is that these notes are being maintained until a definitive judicial ruling can be made and the notes recorded as forgiven and taken into income as debt extinguishment income once a definitive ruling has been made on their enforceability or the tolling of the statute of limitations.

29

Noah Clark 10% Convertible Note

This note was issued in lieu of payment for services form Noah Clark. He has since recanted his claim against the Company and this debt has been liquidated by mutual agreement.

Just Marketing 10% Convertible Note

On July 23, 2013, the Company entered into a $40,000 convertible debenture with Just Marketing Group, Inc., which bears interest at 10%. The note is due on demand 120 days after issuance. The note is convertible, beginning 60 days after issuance, at a 50% discount to market price on date of conversion, or mutually agreed upon terms. The Company determined the conversion feature was not required to be bifurcated, as although the conversion terms were not fixed, we do not know what mutually agreed upon terms will be and if will not still qualify as indexed to the Company's own stock. Therefore, the Company recognized a beneficial conversion feature in the amount of $20,000. The related debt discount was amortized over the 120 day period until demand, which has been considered the maturity date.

Just Marketing Group, Inc. is a public relations and communications entity located at 195 Wekiva Springs Rd. Suite 320, Longwood, Fl. These funds were apparently for investor relations purposes.

Continental Equities, LLC Note Payable

On May 12, 2011 the Company issued a Promissory Note in the principal amount of $50,000 to Orchid Island Capital Partners, LP

On July 26, 2012, Orchid sold the Note to Flash Associates Ltd. ("Flash") pursuant to a certain Note Purchase Agreement and in connection therewith the Company and Flash entered into a Debt Settlement Agreement dated July 26, 2012. Flash defaulted under the terms of the Note Purchase Agreement in that it only paid Orchid $25,000 towards the purchase price and Orchid remained the owner of $36,972 of the debt.

On August 31, 2012 Continental Equities LLC purchased the note by entering into an amendment to the note purchase debt settlement agreement between Orchid and Flash and appears to be the current holder of this note. Continental Equities LLC is a Real estate company located in 18949 Indian Creek Ave, Lake Oswego, OR, United States.

The Company has issued various convertible debentures to accredited investors with interest rates ranging from 8% to 18%. The investors can convert the principal and accrued but unpaid interest of the debentures into shares of the Company's common stock at fixed or variable conversion prices according to the contract.

As of March 31, 2015, the Company has Convertible Notes Payables of $633,416. The Company has issued various convertible debentures to accredited investors with interest rates ranging from 8% to 18%. The investors can convert the principal and accrued but unpaid interest of the debentures into shares of the Company's common stock at fixed or variable conversion prices according to the contract.

The Company has evaluated their convertible notes for embedded derivative features and has determined that in several of the notes a derivative liability is necessary to recognize. These notes contain a conversion feature which includes a "reset" provision, whereby the conversion rate would be reset should there be future equity sales at a price less than the conversion rate in effect at the time. Therefore, the conversion feature is required to be bifurcated and accounted for under derivative accounting, and remeasured each period end, with any changes in the fair value of the derivative to be recognized in income. All the notes which contained the reset provision were entered into during the year ended March 31, 2012.

The conversion features were evaluated for any beneficial aspect and it was determined that several of the notes contained beneficial conversion features, whereby the conversion rate was calculated at a discount to the market price.

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There were also several convertible debentures issued in the years ended March 31, 2015 and 2014, which were in exchange for existing loans or other debt of the Company under assignment agreements between the original noteholder and the new noteholder. All the new notes were fully converted soon after the exchange (except for Just Marketing, discussed above). The exchanges were evaluated for any gains or losses to be recognized upon extinguishment of the original debt, and it was determined there were no gains or losses to be recognized.

StarCity Capital, LLC Note Payable

On July 12, 2011 the Company issued a Demand Note in the principal amount of $70,000 to New Opportunity Business Solutions, Inc.

On March 3, 2013, New Opportunity Business Solutions, Inc. sold $22,500 in principal plus $2,373.52 of accrued interest of the original Note to StarCity Capital, LLC ("StarCity") pursuant to a certain Securities Transfer Agreement. StarCity Capital, LLC is a funding company located at 420 Crown St., Brooklyn, NY, United States

On April 15, 2016, Lanham & Lanham, LLC – Escrow Agent purchased the note by entering into a note purchase and assignment of contract debt with StarCity and is the current holder of this note. Lanham & Lanham, LLC – Escrow Agent is a Law Firm located at 28562 Oso Parkway, Unit D, Rancho Santa Margarita, CA 92688.

NOTE 5 – COMMON & PREFERRED STOCK

On June 2, 2014 the Company issued 205,000,000 shares of its common stock and 200,000 of its Series B Preferred Stock ("PS") for services to various directors and officers of the Company, and attorneys. The fair value of the common stock was $307,500, which was determined using the market price of the Company's common stock on the date of issuance. The PS is convertible into common stock six months after issuance, at a mathematical calculation, which as of issuance represented a 1 PS to 250,000 common stock conversion ratio. Each share of PS shall have ten votes for any vote placed before the shareholders of the Corporation. As the PS is convertible into such a large block of common stock, the Company determined the fair value of the underlying shares issuable upon conversion was not an appropriate valuation method, and did not result in a reasonable compensation expense. The Company determined instead that the relationship of the PS to the common stock demonstrated by the ten to one voting power was a more sound basis for the calculation of the fair value of the PS based on the fair value of the common shares. This resulted in recognition of the PS with a fair value of $3,050.

During August 2014 the Company sold 49,000,000 of its common stock for cash consideration of $30,000. The cash proceeds were used to pay down certain accounts payable balances.

On September 2, 2014, the Company issued 5,000,000 shares of its Series B Preferred Stock ("PS") to the CEO, who is also one of the founders and majority shareholders of the Company. The PS is convertible into common stock six months after issuance, at a mathematical calculation, which as of issuance represented a 1 PS to 250,000 common stock conversion ratio. The PS has been recognized as a distribution of capital, which resulted in no impact on additional paid in capital.

On November 3, 2014, the Company issued to two investors an aggregate of 48,250,000 shares of common stock upon the investor's conversion of $4,285 of principal of convertible notes.

On December 9, 2014, the Company issued to an investor 24,540,000 shares of common stock upon the investor's conversion of $1,227 of principal of a convertible note.

On December 24, 2014, the Company issued 55,000,000 shares of common stock to an investor upon the investor's conversion of $550 of principal of a convertible note.

On December 30, 2014, the Company issued 35,000,000 shares of restricted common stock and 40,000 shares of Series B Preferred Stock to the Company's Director of SEC Compliance and Regulations. The Company took a charge of $5,400 for these stock issuances.

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For the period April 1, 2014 to March 31, 2015, the following amounts of stock were issued to Gary Berthold:

-	5,000,000 preferred B

-	10,000,000 preferred D

-	44,000,000 preferred B

During the year ended March 31, 2015 the Company issued 540,000 shares of its common stock for services to various consultants with a fair value of $418,755. The consulting expense recognized related to services already provided, or was issued as a signing bonus to various consultants agreeing to work with the Company. The fair value was determined using the market price of the Company's stock on the date of issuance.

As of March 31, 2015, Sharon Berthold held 70,000,282 shares of common stock, and 39,720 of preferred B shares. Gary Berthold held 62,000,322 shares of common stock, and 49,079,160 of preferred B shares, and 10,000,000 of preferred C shares.

NOTE 6 – INCOME TAXES

Deferred tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. Significant components of the Company's deferred tax assets and liabilities are as follows at March 31:

	2015	2014
Deferred tax assets
NOL carryforwards	$3,462,900	$2,629,220

Valuation allowance	(3,462,900)	(2,629,220)

Net	-	-

A valuation allowance has been recorded against the realizability of the net deferred tax asset such that no value is recorded for the asset in the accompanying financial statements. The valuation allowance increased $898,378 between the year ended March 31, 2015 and 2014.

The Company has net operating loss carry forwards available for federal and state tax purposes of approximately $10,185,000, at March 31, 2015, which expire in varying amounts through 2033.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Employment agreements

On April 30, 2011, the Company entered into executive employment agreements with Gary Berthold and Sharon Berthold (each an "Employee" and collectively, the "Employees"). Under the terms of the executive employment agreements, Mr. Berthold has agreed to serve as our chairman of the board of directors, president and chief executive officer on an at-will basis and Mrs. Berthold has agreed to serve on our board of directors and as executive vice president on an at-will basis. On November 29, 2013, the Board of Directors (the "Board") of Inolife Technologies, Inc. (the "Company"), received a resignation from Sharon Berthold as Executive Vice President and Director, upon a unanimous vote from the Board, it accepted the resignation of Sharon Berthold as Officer and Director of the Company, effective immediately. Gary Berthold resigned on January 25, 2016.

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The agreement for Gary Berthold provides for an initial base salary of $310,000 per year and the agreement for Sharon Berthold provides for an initial base salary of $274,000 per year. The Employees are eligible to receive increases and annual cash incentive bonuses at the discretion of the board of directors. The Employees are also eligible to participate in benefit and incentive programs we may offer.

We may terminate the agreement at any time, with or without due cause. Employee may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Employee must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. "Good reason" includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Employee's base salary in an amount greater than 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Employee gives us written notice of the breach.

Immediately preceding the occurrence of a change in control, and regardless of whether Employee's employment terminates and/or he receives severance payments as a result of the change in control, Employee will be entitled to receive a payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination.

Litigation

The Company may be subject to various pending and threatened legal actions, which arise in the normal course of business. The Company's management believes that the impact of such litigation will not have a material adverse impact on its financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

On June 2, 2014, the Company issued 5,200,000 shares of Series B Preferred Shares and 205,000,000 shares of common stock to consultants and the Director of the Company as signing bonuses. Gary Berthold, as Director, received 5,000,000 series B preferred shares. Consultants received a total of 200,000 Preferred Series B Preferred Shares and 205,000,000 common shares for legal, accounting, and marketing services performed for the Company. The total value for the Series B Preferred shares was $52.40 and the total value for the common stock was $20,500.00, which were expensed as management expenses.

On February 1, 2016, InoLife Technologies, Inc., a New York corporation (the "Registrant" or "Company"), entered into a Definitive Merger Agreement ("Agreement") with 8687544 Canada, Inc. ("8687544"), pursuant to which the Registrant has agreed to issue 8687544 thirty million shares of common stock, after a thirty thousand to one (30,000 to 1) reverse split of the Registrant's existing issued and outstanding shares, in consideration for 8687544's rights title and interest to a needle free injector system. Including the following rights and assets:

A.	Design, Specifications and Intellectual Properties of the Needle Free Injector System 505 (for injection of 0.5ml, both reusable and disposable), and One30 (a disposable injection of 0.3).

B.	Regulatory Approvals for the Needle Free Injector (FDA, Health Canada and European). FDA Version Number – M GBA EN FR R01 1209SFR

C.	Any and all marketing materials, presentation, clinical trials, research. Including brand name use.

D.

Any and All Global Rights and Ownership to the Needle Free Injector System and technology referred to as Injex and or its equivalent Generic IP, including but not limited to its designs, its technical know-how, and trade secrets.

On February 18, 2016 The Company, among other items, extinguished Series E preferred, due to the fact that purpose for Series E has been satisfied. There was one share of Series E Preferred Stock valued at $.00001. Series F preferred has been created.

On July 5, 2016, as a subsequent event to the current financial statement, any and all preferred shares series A, B, C, D and E have been cancelled and returned to treasury.

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